                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              The Banc Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203

                                                                     May 1, 2000

To Our Stockholders:

     On behalf of the Board of Directors and management of The Banc Corporation, I cordially invite you to attend the Annual Meeting of Stockholders to be held at our principal executive offices at 17 North 20th Street, Birmingham, Alabama, on Tuesday, June 20, 2000, at 3:00 p.m. Central Daylight Time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

     In addition to the specific matters to be acted upon, there also will be a report on the operations of the Corporation. Directors and officers of the Corporation will be present to respond to any questions of general interest that stockholders may have.

     It is important that your shares be represented at the Annual Meeting. Regardless of whether you plan to attend, please mark, sign, date and return the enclosed proxy as soon as possible in the envelope provided. If you attend the Annual Meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

                                           Sincerely,

                                           /s/ James A. Taylor

                                           James A. Taylor
                                           Chief Executive Officer, President
                                           and
                                           Chairman of the Board

                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 20, 2000
                             ---------------------

To the Stockholders of The Banc Corporation:

     You are hereby notified that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of The Banc Corporation, a Delaware corporation (the "Corporation"), will be held at the principal executive offices of the Corporation at 17 North 20th Street, Birmingham, Alabama 35203, on Tuesday, June 20, 2000, at 3:00 p.m. Central Daylight Time, for the following purposes:

          1. to elect nine Directors, each to serve a term of three years scheduled to expire at the annual meeting of stockholders held the third year following the year of their election or until their respective successors are elected and qualified;

          2. to approve and ratify the Second Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation;

          3. to ratify the appointment of Ernst & Young LLP as independent auditors of the Corporation for the year ending December 31, 2000; and

          4. to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting; however, only stockholders of record at the close of business on May 1, 2000, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at the Corporation's principal executive offices at 17 North 20th Street, Birmingham, Alabama, from June 9 to June 19, 2000, and the list shall be available for inspection at the Annual Meeting by any stockholder who is present.

                                          By Order of the Board of Directors

                                          /S/ JAMES A. TAYLOR, JR.

                                          JAMES A. TAYLOR, JR.
                                          Secretary

DATED: May 1, 2000

                                   IMPORTANT

     Regardless of whether you plan to attend the meeting, please mark, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as soon as possible. NO POSTAGE IS REQUIRED IF THE ENCLOSED ENVELOPE IS MAILED FROM WITHIN THE UNITED STATES.

                                PROXY STATEMENT
                                       OF
                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                             ---------------------

                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

     The Banc Corporation (the "Corporation") is furnishing this Proxy Statement to the holders of Corporation common stock, par value $.001 per share, in connection with the solicitation of proxies to be used at the 2000 Annual Meeting of Stockholders to be held on Tuesday, June 20, 2000, at 3:00 p.m., Central Daylight Time, at the principal executive offices of the Corporation at 17 North 20th Street, Birmingham, Alabama 35203 (the "Annual Meeting") and any adjournment thereof. The enclosed proxy is solicited on behalf of the Board of Directors of the Corporation. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about May 10, 2000.

                                  SOLICITATION

     The Corporation will bear the costs of soliciting proxies. Certain officers and employees of the Corporation or its subsidiaries may use their personal efforts to make additional requests for the return of proxies by telephone, mail or otherwise and may receive proxies on behalf on the Corporation. They will receive no additional compensation for making any solicitations. The Corporation expects to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the common stock. If the Corporation's management deems it necessary, the Corporation may also retain the services of a professional proxy solicitor to aid in the solicitation of proxies from brokers, banks, custodians and other nominees for which the Corporation will pay a fee not to exceed $5,000 plus reimbursement for expenses.

                 VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

     Only stockholders of record at the close of business on May 1, 2000, are entitled to receive notice of and to vote at the Annual Meeting. The Corporation's only class of stock outstanding is its common stock, par value $.001 per share. As of the close of business on May 1, 2000, the number of shares of common stock outstanding and entitled to vote at the Annual Meeting was 14,385,021. Each share of common stock is entitled to one vote on all matters. There are no cumulative voting rights. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     Stockholders can ensure that their shares are voted at the Annual Meeting by signing and returning the enclosed proxy card in the envelope provided. Shares of common stock represented by the accompanying proxy card will be voted in accordance with your selections if the proxy card is properly executed and is received by the Corporation prior to the time of voting and is not revoked. Where specific choices are not indicated on the proxy card, proxies will be voted in accordance with the recommendations of the Board of Directors.

     As of the date of this Proxy Statement, the Corporation's Board of Directors is not informed of any matters, other than those set forth in the foregoing Notice of Annual Meeting of Stockholders, that may be brought before the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters.

     Sending in a signed proxy card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Presence at the Annual Meeting by a stockholder who has signed a proxy card does not in itself revoke a proxy. Each proxy granted may be revoked by the person giving it (1) by giving written notice to such effect to the Secretary of the Corporation, (2) by executing and delivering a subsequent proxy or (3) by attending, giving notice and voting in person at the Annual Meeting, except that any such revocation shall not be effective as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the best of the Corporation's knowledge, certain information regarding beneficial stock ownership of the Corporation as of March 31, 2000, by: (a) each director and named executive officer of the Corporation, (b) all directors and executive officers as a group, and (c) each stockholder known by the Corporation to be the beneficial owner of more than 5% of the outstanding Corporation common stock. Except as otherwise indicated, each person or entity listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him or it except to the extent such power is shared by a spouse under applicable law.

                                                          NUMBER OF SHARES OF        PERCENTAGE(1)(2)
                                                            THE CORPORATION             OF COMMON
NAME                                POSITION HELD            COMMON STOCK              STOCK OWNED
----                                -------------         -------------------        ----------------
James A. Taylor............  Chairman of the Board,
                             Chief Executive Officer and
                             President; Chairman of the
                             Board of The Bank                   667,600(3)(4)            4.62%
Terry DuBose...............  Vice Chairman; Chairman and
                             Chief Executive Officer of
                             Emerald Coast Bank                  262,204(6)(19)           1.82%
James Mailon Kent, Jr......  Vice Chairman                       214,000(7)               1.49%
Larry D. Striplin, Jr......  Vice Chairman                       228,000(7)(8)            1.58%
David R. Carter............  Executive Vice President,
                             Chief Financial Officer and
                             Director                             28,000(5)                   *
James A. Taylor, Jr........  Executive Vice President,
                             General Counsel, Secretary
                             and Director                        163,000(5)               1.13%
James R. Andrews, M.D......  Director                            297,000(9)               2.06%
Neal R. Berte, Ed.D........  Director                             12,000(9)                   *
W. T. Campbell, Jr.........  Director                            422,469(9)(10)           2.94%
Peter N. Dichiara..........  Director                            212,000(9)(11)           1.47%
K. Earl Durden.............  Director                            408,068(9)(20)           2.84%
John F. Gittings...........  Director                             54,813(12)(13)              *
Steven C. Hays.............  Director                             76,096(9)(14)               *
Larry R. House.............  Director                            105,800(9)                   *
Thomas E. Jernigan, Jr.....  Director                             24,000(7)                   *
Randall E. Jones...........  Director                             49,866(9)                   *
Mayer Mitchell.............  Director                            107,000(9)(15)               *
Ronald W. Orso, M.D........  Director                            222,000(9)(16)           1.54%
Harold W. Ripps............  Director                            212,000(9)               1.47%
Richard M. Scrushy.........  Director                            227,000(9)               1.58%
Jerry M. Smith.............  Director                            177,585(12)              1.23%
Michael E. Stephens........  Director                            232,353(9)               1.62%
Marie Swift................  Director                             54,500(9)                   *

                                                          NUMBER OF SHARES OF        PERCENTAGE(1)(2)
                                                            THE CORPORATION             OF COMMON
NAME                                POSITION HELD            COMMON STOCK              STOCK OWNED
----                                -------------         -------------------        ----------------
T. Mandell Tillman.........  Director                             56,172(9)(17)               *
Johnny Wallis..............  Director                            107,000(9)                   *
All executive officers and
  directors as a group (25
  persons).................                                    4,620,526(18)              32.12%

---------------

 (1) Except as otherwise noted herein, percentage is determined on the basis of 14,385,021 shares of Corporation common stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security of which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of Corporation common stock subject to currently exercisable options. An asterisk indicates beneficial ownership of less than one percent.
 (2) Percent for each named individual is calculated by treating any shares subject to options that are held by the named individual and that are exercisable within the next 60 days as if outstanding, but treating such option shares held by others and treating shares subject to options held by the named individual but not exercisable within 60 days as not outstanding.
 (3) Does not include 32,100 shares owned by his wife, or 30,000 shares owned by his son, Brett Taylor of which he disclaims ownership.
 (4) Includes 65,000 shares subject to options.
 (5) Includes 23,000 shares subject to options.
 (6) Includes 156,721 shares held as Trustee for the Emerald Coast Bank Profit Sharing Plan, of which he maintains voting control, and 14,247 held by his spouse.
 (7) Includes 4,000 shares subject to options.
 (8) Includes 6,000 shares as custodian for minor children.
 (9) Includes 2,000 shares subject to options.
(10) Includes 3,300 shares held by his minor children.
(11) Includes 210,000 shares held by City Wholesale Grocery Co., Inc., of which he is the President.
(12) Includes 1,000 shares subject to options.
(13) Includes 900 shares held by spouse.
(14) Includes 4,046 shares held for the benefit of his minor children.
(15) Includes 105,000 shares held by Mitchell Holdings, L.P. of which he is President of the general partner Mitchell Investment Holdings, Inc.
(16) Includes 210,000 shares held by Birmingham OB/GYN Pension Plan, of which he is Trustee.
(17) Includes 4,620 shares held for the benefit of children and 3,802 shares held by his spouse.
(18) Includes 177,000 shares subject to options.
(19) Includes 20,000 shares subject to options.
(20) Includes 203,534 shares held in trust as co-trustee.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     Pursuant to the Corporation's Restated Certificate of Incorporation (the "Corporation's Certificate") and the Corporation's Bylaws (the "Corporation's Bylaws"), the Corporation's Board of Directors is divided into three classes, with each class being as nearly equal in number as reasonably possible. One class, which includes Messrs. Dichiara, Hays, House, Jones, Scrushy, Smith, Stephens and Wallis and Ms. Swift, holds office for a term that will expire at this year's Annual Meeting; a second class, which includes Messrs. Taylor, Berte, Carter, DuBose, Kent and Striplin and Drs. Andrews and Orso, holds office for a term that will expire at the annual meeting of stockholders to be held in 2001; and a third class, which includes Messrs. Campbell, Durden, Gittings, Jernigan, Jr., Mitchell, Ripps, Taylor, Jr. and Tillman, holds office for a term that will expire at the annual meeting of stockholders to be held in 2002. Each director holds office for the three-year term to which he or she is elected and until his or her successor is duly elected and qualified. At each annual meeting of the Corporation's stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Board of Directors elects officers annually. Those officers serve at the discretion of the Board of Directors.

     At this year's Annual Meeting, nine directors are to be elected. The Corporation recommends the election of Peter N. Dichiara, Steven C. Hays, Larry
R. House, Randall E. Jones, Richard M. Scrushy, Jerry M. Smith, Michael E. Stephens, Johnny Wallis and Marie Swift, all of whom presently are members of the Board of Directors. The enclosed Proxy will be voted in favor of those nominees unless other instructions are given. These nominees will serve until the annual meeting of stockholders to be held in 2003 or until their respective successors are duly elected and qualified. If any nominee is unable to serve as a director, the enclosed Proxy will be voted for the substitute nominees selected by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable to serve if elected. The election of directors requires a plurality of the votes cast by the holders of Corporation common stock. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors. In the event that any nominee becomes unavailable for election for any reason, an event that management does not anticipate, shares of Corporation common stock represented by proxies will be voted for any substitute nominees designated by the Board of Directors.

NOMINEES FOR DIRECTORS

     For each nominee's beneficial ownership of common stock, see "Security Ownership of Certain Beneficial Owners and Management." Set forth below is certain additional information regarding each nominee:

NAME                                         AGE   POSITION WITH CORPORATION
----                                         ---   -------------------------
Peter N. Dichiara(1).......................  44    Director
Steven C. Hays.............................  43    Director
Larry R. House.............................  56    Director
Randall E. Jones...........................  46    Director
Richard M. Scrushy.........................  47    Director
Jerry M. Smith.............................  60    Director
Michael E. Stephens........................  56    Director
Marie Swift................................  58    Director
Johnny Wallis..............................  71    Director

---------------

(1) Member of the Audit Committee.

     See "Management of Corporation -- Incumbent Directors and Executive Officers" for certain information about the other directors named whom it is anticipated will continue in office following the Annual Meeting.

     Peter N. Dichiara has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from 1984 until it was merged into the Corporation on September 24, 1998. Mr. Dichiara has been the President of City Wholesale Grocery, a grocery supply company based in Birmingham, Alabama since October 1983.

     Steven C. Hays has been a director of the Corporation since December 1998. Mr. Hays served as a director of Commerce Bank of Alabama, Inc. from April 1995 until it was merged into The Bank on

November 6, 1998. Mr. Hays also served as Executive Vice President of Steel Processing Services, Inc. from 1981 until the sale of the company in 1993. He presently manages a number of personal investments.

     Larry R. House has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. From 1985 to 1992, he was Chief Operating Officer of HEALTHSOUTH Rehabilitation Corporation, now HEALTHSOUTH Corporation, a publicly-traded provider of rehabilitative health care services. From 1992 to 1993, Mr. House was President of HEALTHSOUTH International, Inc. From 1993 to 1998, Mr. House served as Chairman of the Board and Chief Executive Officer of MedPartners, Inc., now Caremark Rx, Inc. Mr. House is presently the Chairman of the Executive Committee of onehealthbank.com. Mr. House is also managing principal of VENTUREHOUSE, a venture capital firm headquartered in Birmingham, Alabama.

     Randall E. Jones has been a director of the Corporation since December 1998. Mr. Jones served as a director of Commerce Bank of Alabama, Inc. from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Jones is the owner and President of Randy Jones Insurance Agency, Inc., representing Nationwide Insurance Company since 1978. He is a past president of the Albertville Rotary Club and the Albertville Chamber of Commerce.

     Richard M. Scrushy has been a member of the Board of Directors of the Corporation since September 1998. Since 1984, Mr. Scrushy has been Chairman of the Board and Chief Executive Officer of HEALTHSOUTH Corporation. Mr. Scrushy has been a director of Caremark Rx, Inc., formerly MedPartners, Inc., since January 1993 and served as its Chairman of the Board of Directors from January 1998 through October 1998.

     Jerry M. Smith has been a director of the Corporation since September 1999. Mr. Smith served as a member of the Board of Directors of C&L Bank of Bristol from 1975 until it was acquired by the Corporation on June 30, 1999, and as a member of the Board of Directors of C&L Bank of Blountstown from 1987 until it was acquired by the Corporation and merged into C&L Bank of Bristol on June 30, 1999. Mr. Smith has been Chairman and President of First National Bank of Alachua in Alachua, Florida since 1971.

     Michael Stephens has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. He founded ReLife, Inc., a publicly-traded rehabilitation company based in Birmingham, Alabama, and was its Chairman and Chief Executive Officer from 1986 until 1994. Mr. Stephens also serves on the Boards of Directors of Rehabilitation Designs of America based in Kansas City, Kansas, and PsychPartners, Inc. based in Birmingham, Alabama. He is currently the Chairman and Chief Executive Officer of S Enterprises, Inc.

     Marie Swift has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from its incorporation in 1982 until it was merged into the Corporation on September 24, 1998. Ms. Swift served as Secretary of the Corporation from September 1998 to December 1998. Ms. Swift has been President of The Bank -- Warrior since January 1998. Prior to that, she served as Senior Vice President of Warrior Savings Bank from 1982 until 1998.

     Johnny Wallis has been a director of the Corporation since September 1998 and served as director of Warrior Capital Corporation from its incorporation in 1982 until it was merged into the Corporation on September 24, 1998. Mr. Wallis served as the Chairman of the Board, President and Chief Executive Officer of Warrior Capital Corporation until October 1997. Mr. Wallis served as President of The Bank until January 1998 and continues to serve as Chairman of the Board of The Bank -- Warrior.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" MESSRS. DICHIARA, HAYS, HOUSE, JONES, SCRUSHY, SMITH, STEPHENS AND WALLIS AND MS. SWIFT.

INCUMBENT DIRECTORS AND EXECUTIVE OFFICERS

     See "Election of Directors" for information about executive officers and directors who are nominees for re-election to the Board of Directors. The following table sets forth certain information about directors of the Corporation who are continuing in office and certain executive officers of the Corporation as of April 28, 2000:

NAME                                         AGE   POSITION WITH CORPORATION
----                                         ---   -------------------------
James A. Taylor............................  58    Chairman of the Board, Chief Executive
                                                     Officer and President
David R. Carter............................  48    Executive Vice President, Chief Financial
                                                     Officer and Director
James A. Taylor, Jr........................  35    Executive Vice President, General Counsel,
                                                     Secretary and Director
Terry DuBose...............................  52    Vice Chairman
James Mailon Kent, Jr.(1)..................  59    Vice Chairman
Larry D. Striplin, Jr.(1)..................  70    Vice Chairman
James R. Andrews, M.D......................  57    Director
Neal R. Berte, Ed.D........................  59    Director
W. T. Campbell, Jr.........................  53    Director
K. Earl Durden(2)..........................  63    Director
John F. Gittings...........................  53    Director
Thomas E. Jernigan, Jr.(2).................  35    Director
Mayer Mitchell.............................  67    Director
Ronald W. Orso, M.D.(1)....................  54    Director
Harold W. Ripps............................  61    Director

---------------

(1) Member of the Compensation Committee
(2) Member of the Audit Committee

     James A. Taylor has been Chairman of the Board and Chief Executive Officer of the Corporation since its incorporation in 1998. Mr. Taylor has served as President of the Corporation since February 1999. Mr. Taylor served as President of the Corporation from its incorporation until November 1998. Mr. Taylor served as Chairman of the Board, President and Chief Executive Officer of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Mr. Taylor was Founder, Chairman of the Board and Chief Executive Officer of Alabama National BanCorporation, a publicly-traded bank holding company based in Birmingham, Alabama, from its incorporation in 1986 until his retirement in April 1996. From 1981 until 1996, Mr. Taylor served as Chairman of the Board and Chief Executive Officer of various banks and bank holding companies that ultimately comprised Alabama National BanCorporation. Mr. Taylor is also on the Board of Directors of the American Sports Medicine Institute and Vesta Insurance Group, Inc., a publicly traded insurance holding company.

     David R. Carter has been Executive Vice President and Chief Financial Officer of the Corporation since September 1998. Mr. Carter has served as a Director of the Corporation since December 1998. Mr. Carter served as Executive Vice President and Chief Financial Officer of Warrior Capital Corporation from April 1998 until September 1998. Mr. Carter served as a consultant to Warrior Capital Corporation from January 1998 until April 1998. From June 1995 through January 1998, Mr. Carter served as the Chief Financial Officer of Roxco, Ltd., a regional construction company. From February 1981 through January 1995, Mr. Carter served in various capacities with Trustmark, a publicly-traded bank holding company based in Jackson, Mississippi, including Chief Financial Officer from September 1988 until January 1995.

     Terry DuBose has been a director of the Corporation and served as Vice Chairman since December 1998. Mr. DuBose served as Chief Executive Officer and President of Emerald Coast Bancshares, Inc. from its inception in 1996 until it was merged into the Corporation on February 12, 1999. Mr. DuBose served as Chairman of the Board, President and Chief Executive Officer of SouthTrust of Northwest Florida Holding Company from January 1987 until 1996. Mr. DuBose served as President and Chief Executive Officer of First Bank of Marianna from 1978 until it was acquired by SouthTrust in 1987. Mr. DuBose serves on the Board of Directors of the Florida Banking Association, the Florida Government Relations Counsel and the Florida Community Bankers Counsel.

     James Mailon Kent, Jr. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Mr. Kent has served as Vice Chairman of the Corporation since December 1998. Mr. Kent served as a director of Alabama National BanCorporation from 1988 until 1996 and served as Vice Chairman of Alabama National BanCorporation from 1988 until 1994. Mr. Kent has been the owner of Mailon Kent Insurance Agency in Birmingham, Alabama for over 20 years.

     Larry D. Striplin, Jr. has been a member of the Board of Directors of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Mr. Striplin has served as Vice Chairman of the Corporation since December 1998. Since October 1995, Mr. Striplin has been the Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Clearview Properties, Inc. Until October 1995, Mr. Striplin had been Chairman of the Board and Chief Executive Officer of Circle "S" Industries, Inc., a privately-owned bonding wire manufacturer. Mr. Striplin is a member of the Board of Directors of HEALTHSOUTH Corporation, a publicly-traded provider of rehabilitative health care services, Kulicke & Soffa Industries, Inc., a publicly-traded manufacturer of electronic equipment, and Vesta Insurance Group, Inc., a publicly-traded insurance holding company.

     James A. Taylor, Jr. has been Executive Vice President and General Counsel of the Corporation since September 1998. Mr. Taylor has served as a Director of the Corporation since December 1998 and Secretary of the Corporation since December 1998. Mr. Taylor served as Executive Vice President General Counsel and Secretary of The Bank from December 1998 until November 1999. Mr. Taylor was a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998 and served as Executive Vice President and General Counsel of Warrior Capital Corporation from April 1998 until September 1998. From June 1996 until April 1998, Mr. Taylor served as Vice President -- Legal Services for MedPartners, Inc., now Caremark Rx, Inc. From July 1994 until December 1996, Mr. Taylor served as outside general counsel to Alabama National BanCorporation. From August 1990 until March 1996, Mr. Taylor was in private practice with a law firm in Birmingham, Alabama. Mr. Taylor is the son of James A. Taylor. Since November 1, 1999, Mr. Taylor has served as Senior Vice President -- Finance of Vesta Insurance Group, Inc.

     James R. Andrews, M.D. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Dr. Andrews served as a director of Alabama National BanCorporation from 1989 until 1996. Dr. Andrews has practiced as an orthopedic surgeon specializing in sports-related injuries for over 25 years.

     Neal R. Berte, Ed.D. has been a director of the Corporation since September 1998. Dr. Berte has been the President of Birmingham-Southern College since 1975.

     W.T. Campbell, Jr. has been a director of the Corporation since December 1998. Mr. Campbell served as President of City National Corporation and Chairman of the Board of Directors of City National from 1984 until it was merged into the Corporation on October 30, 1998, and was a director of City National Bank. Mr. Campbell is a practicing attorney in Sylacauga, Alabama with the firm of McKay and Campbell.

     K. Earl Durden has been a director of the Corporation since December 15, 1998. Mr. Durden served as a Director of Emerald Coast Bancshares, Inc. from its inception in 1996 until it was merged into the

Corporation on February 12, 1999. Mr. Durden is the President, Chief Executive Officer and a director of Rail Management Corporation. Mr. Durden also serves as President and a director of the following companies: Copper Basin Railway, Inc., KWT Railway, Galveston Railway, Inc. and Grizzard Transfer, Inc., a small trucking company. Mr. Durden also served as Chairman, Executive Committee member and a director of the American Short Line and Regional Railroad Association. Mr. Durden has been heavily involved in the acquisition, ownership, start up and operation of short line railroads for the past twenty years.

     Thomas E. Jernigan, Jr. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. Mr. Jernigan has been the President of Marathon Corporation, a privately-held investment management company based in Birmingham, Alabama for over two years. Mr. Jernigan has held various positions with Marathon Corporation since 1989. Mr. Jernigan's father, Thomas E. Jernigan, holds the title of "Director Emeritus," a non-voting position.

     Mayer Mitchell has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. He served as Chairman and Chief Executive Officer of The Mitchell Company, a real estate development firm based in Mobile, Alabama, from September 1955 until his retirement from the company on December 31, 1986. He is currently a co-owner of Mitchell Brothers, Inc., a private investment company. Mr. Mitchell is a former National President and Chairman of the Board of Directors of the American Israel Public Affairs Committee ("AIPAC") and a past member of the Board of Directors of AmSouth Bank N.A. of Mobile and Altus Bank of Mobile.

     Ronald W. Orso, M.D. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Dr. Orso served as a director of Alabama National BanCorporation from 1988 until 1997. Dr. Orso has practiced in the field of obstetrics and gynecology for over 23 years. He is the past Chairman of the Department of Obstetrics and Gynecology and the past president of the Medical Staff at Baptist Medical Center in Birmingham.

     Harold W. Ripps has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. He has served as a trustee of Colonial Properties Trust since 1995. In 1969, Mr. Ripps founded The Rime Companies, a real estate development, construction and management firm, headquartered in Birmingham, Alabama, specializing in the development of multi-family properties. Mr. Ripps has served The Rime Companies in an executive capacity since that time.

     T. Mandell Tillman has been a director of the Corporation since December 1998. Mr. Tillman was a director of Commerce Bank of Alabama from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Tillman has served as Chairman of the Board of Real Property Services, Inc. since 1985. He holds the MAI and CRE designations.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Corporation currently has two committees: the Audit Committee and the Compensation Committee. The Board of Directors as a whole acts in place of a nominating committee.

     The Audit Committee is responsible for reviewing and supervising the financial controls of the Corporation. The Audit Committee makes recommendations to the Board of Directors of the Corporation with respect to the Corporation's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Corporation's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls of the Corporation. The Audit Committee consists of Messrs. Dichiara, Durden and Jernigan. During 1999, there were five meetings of the Audit Committee.

     The Compensation Committee is responsible for reviewing the performance of the officers of the Corporation and recommending to the Board of Directors of the Corporation annual salary and bonus amounts for all officers of the Corporation. The Compensation Committee also administers the Amended and Restated 1998 Incentive Stock Plan of the Corporation and the Commerce Bank of Alabama Stock Option Plan. The Compensation Committee consists of Messrs. Kent and Striplin and Dr. Orso. During 1999, there were four meetings of the Compensation Committee. See "Executive Compensation and Other
Information -- Compensation Committee Report on Executive Compensation."

     The Corporation's Bylaws provide that nomination for the office of director may be made by stockholders only if written notice of such proposed nominations are delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting at which the election is to be held; provided, however, that in the event that less than 70 days' notice, or prior public disclosure of the date of the meeting, is given, or made, to stockholders, then, notice by the stockholders, to be timely, must be so delivered or mailed and received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stock holder's notice shall set forth (a) as to each person the stockholder proposes to nominate for election or re-election as a director (i) the person's name, age, business address, and residence address, (ii) the person's principal occupation or employment, (iii) the class and number of shares of the Corporation that the person beneficially owns and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice, and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director, if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

DIRECTOR ATTENDANCE

     The Board of Directors held a total of five meetings during 1999 and acted by unanimous written consent four times during 1999. During 1999, each of the directors attended at least 80% of the aggregate of (i) the total number of Board of Directors' meetings and (ii) the total number of meetings held by all Board committees on which he served during the period for which he was serving as a director or committee member except for Richard M. Scrushy and Larry R. House. The Corporation believes that attendance at meetings is only one means by which directors may contribute to the effective management of the Corporation and that the contributions of all directors have been substantial.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than 10% of the Corporation's common stock are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file. Based on a review of the copies of the forms furnished to the Corporation, or written representations that no reports on Form 5 were required, the Corporation believes that during 1999, all of its officers, directors and greater-than-10% beneficial owners complied with all applicable filing requirement except for Mr. Jernigan who was late in filing a Form 4.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     Executive Officer Compensation. The following table presents certain information concerning compensation paid or accrued for services rendered to the Corporation in all capacities during the years ended December 31, 1999, 1998 and 1997, for the chief executive officer and the four other most highly compensated executive officers of the Corporation whose total annual salary and bonus in the last fiscal year exceeded $100,000. These executive officers are referred to collectively as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                         ANNUAL COMPENSATION                    AWARDS
                                           -----------------------------------------------   ------------
                                                                                OTHER         SECURITIES
                                                                               ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION HELD           YEAR   SALARY ($)   BONUS ($)   COMPENSATION(1)   OPTIONS (#)
--------------------------------           ----   ----------   ---------   ---------------   ------------
James A. Taylor..........................  1999    $250,000    $150,000      $   75,409         75,000
  Chairman of the Board,                   1998     161,111      96,667          31,113        125,000
  Chief Executive Officer and President;   1997      25,000          --           4,200             --
  Chairman of the Board of The Bank
Terry DuBose.............................  1999    $228,035    $     --      $   28,653         50,000
  Vice Chairman of the Board;              1998     175,000      25,000          17,916             --
  Chairman of the Board and Chief          1997     160,718          --          17,524             --
  Executive Officer of Emerald Coast Bank
James A. Taylor, Jr.(2)..................  1999    $164,742    $     --      $   62,792         15,000
  Executive Vice President, General        1998     108,000      25,000          14,000         50,000
  Counsel, Secretary and Director          1997          --          --              --             --
David R. Carter(3).......................  1999    $164,742    $     --      $   61,817         15,000
  Executive Vice President, Chief          1998     162,000      25,000           8,968         50,000
  Financial Officer and Director           1997          --          --              --             --
Robert S. McKean(4)......................  1999    $135,663    $     --      $   39,395         25,000
  President and Chief Executive            1998      86,000      10,000              --          5,000
  Officer of The Bank                      1997          --          --              --             --

---------------

(1) Represents the dollar value of board fees received and insurance premiums paid by the Corporation with respect to life, health, dental and disability insurance, automobile allowance and 401(k) matching contribution for the benefit of the named executive officer.
(2) Mr. Taylor received $13,500 in consultation fees in 1998, which is included in his reported 1998 salary.
(3) Mr. Carter received $40,500 in consultation fees in 1998, which is included in his reported 1998 salary.
(4) Mr. McKean received $10,000 in consultation fees in 1998, which is included in his reported 1998 salary.

     Option Grants in 1999. The following table contains information concerning the grant of stock options under the Amended and Restated 1998 Stock Incentive Plan, and the Commerce Bank of Alabama Incentive Stock Option Plan to the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                   INDIVIDUAL GRANTS
                                           ------------------------------------------------------------------
                                             NUMBER     PERCENT OF                             ALTERNATIVE TO
                                               OF         TOTAL                                 (F) AND (G):
                                           SECURITIES    OPTIONS/                                GRANT DATE
                                           UNDERLYING      SARS                                    VALUE
                                            OPTIONS/    GRANTED TO    EXERCISE                 --------------
                                              SARS      EMPLOYEES        OF                      GRANT DATE
                                            GRANTED     IN FISCAL    BASE PRICE   EXPIRATION   PRESENT VALUE
NAME                                          (#)          YEAR        ($/SH)        DATE          $ (1)
----                                       ----------   ----------   ----------   ----------   --------------
James A. Taylor..........................    75,000       31.38%       $10.50     6/14/2009       $408,000
Terry DuBose.............................    50,000       20.92%       $11.00     2/15/2009       $273,500
James A. Taylor, Jr......................    15,000        6.28%       $10.50     6/14/2009       $ 81,600
David R. Carter..........................    15,000        6.28%       $10.50     6/14/2009       $ 81,600
Robert S. McKean.........................    15,000        6.28%       $10.50     6/14/2009       $ 81,600

---------------

(1) The fair value of the options granted was based upon the Black-Scholes pricing model. The Corporation used the following weighted average assumptions for 1999: a risk free interest rate of 6.12%, a volatility factor of .39%, a weighted average life expected to be of options (in years) of 6.5 and a dividend yield of 0%.

     Aggregated Option Exercises in 1999 and Option Values at Year End. The following table provides information with respect to options exercised by the named executive officers during 1999 and the number and value of securities underlying unexercised options held by the named executive officers at December 31, 1999.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                    OPTIONS/SARS AT         OPTIONS/SARS AT
                                                                    FISCAL YEAR-END         FISCAL YEAR-END
                                          SHARES       VALUE              (#)                     ($)
                                       ACQUIRED ON    REALIZED        EXERCISABLE/            EXERCISABLE/
NAME                                   EXERCISE (#)     ($)          UNEXERCISABLE           UNEXERCISABLE
----                                   ------------   --------   ----------------------   --------------------
James A. Taylor......................      --           --           65,000/135,000               --
Terry DuBose.........................      --           --            20,000/30,000               --
James A. Taylor, Jr..................      --           --            23,000/42,000               --
David R. Carter......................      --           --            23,000/42,000               --
Robert S. McKean.....................      --           --             7,000/18,000               --

EMPLOYMENT AGREEMENTS

     James A. Taylor. Pursuant to the executive employment agreement entered into between the Corporation and James A. Taylor in October 1997, Mr. Taylor will serve as Chairman of the Board and Chief Executive Officer of the Corporation and Chairman of the Board of The Bank. In addition, Mr. Taylor will be nominated to serve as a director of the Corporation and each of its subsidiaries. Mr. Taylor will receive a minimum annual base compensation of $250,000 plus a bonus of 15% of the base amount per quarter.

     Under this agreement, Mr. Taylor will be entitled to receive other benefits including a car allowance and country club dues and may participate in other executive compensation plans. The agreement is for a term of three years which is renewable daily for an additional three-year term, and it is terminable by the Corporation only upon three years' notice. If Mr. Taylor is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive three years' base compensation, directors' fees and all benefits or their cash equivalents and be entitled to a "gross-up" payment to cover any excise tax imposed on any severance payment to Mr. Taylor.

     Mr. Taylor's employment agreement was amended to include as part of his compensation the rental payments for the condominium the Corporation will provide for Mr. Taylor as a residence.

     The Corporation entered into a deferred compensation agreement with Mr. Taylor on July 23, 1998. That agreement provides that the Corporation shall fund the premium of two life insurance policies on Mr. Taylor's life which will provide a split dollar benefit to the Corporation and Mr. Taylor's estate in the event of his death. Upon the termination of Mr. Taylor's employment for reasons other than death or Cause (as defined in the agreement), Mr. Taylor will become entitled to receive 15 annual payments in the approximate amount of $140,000 commencing April 15, 2007.

     Terry DuBose. The Corporation entered into an employment agreement with Terry DuBose on February 12, 1999. Under the terms of his employment agreement, Mr. DuBose will serve as Vice Chairman of the Corporation and Chairman of the Board and Chief Executive Officer of Emerald. The agreement is for a term of three years which is renewable daily for a three-year term and terminable by the Corporation only upon three years' notice. Mr. DuBose will receive a minimum annual compensation of $235,000 of which $60,000 is payable by the Corporation and $175,000 is payable by Emerald Bank. In addition, Mr. DuBose is entitled to receive other benefits such as performance bonuses, payment of country club fees and dues, life insurance, an automobile and payment of reasonable travel expenses, and may participate in all benefit plans provided by the Corporation. If Mr. DuBose is terminated for any reason other than "cause" as defined in the agreement, Mr. DuBose shall receive his annual compensation for the three years following his termination. In the event of a "Change in Control" as defined in the agreement, the Corporation shall pay Mr. DuBose his average monthly compensation as calculated per the agreement for thirty-six months.

     J. Daniel Sizemore. The Corporation had an employment agreement with J. Daniel Sizemore from November 6, 1998, until he resigned his employment on February 15, 1999. Mr. Sizemore was employed in November 1998 as President and Chief Operating Officer of the Corporation, President and Chief Executive Officer of The Bank and President of The Bank's Albertville branch. In addition, Mr. Sizemore was a director of the Corporation and each of its subsidiary banks. The agreement provided for minimum annual compensation of $270,000 including salary, director's fees and bonuses and entitled Mr. Sizemore to receive other benefits such as a car allowance, country club dues and life insurance and may participate in other executive compensation plans. The agreement was for a term of three years, was renewable daily for a three-year term and terminable by the employer only upon three years' notice.

     On February 15, 1999, Mr. Sizemore and the Corporation entered into a three-year Non-Competition and Referral Agreement pursuant to which Mr. Sizemore resigned from the Corporation and terminated his employment. Under this agreement, Mr. Sizemore will receive a total of $240,000: $20,000 each month from March 1999 to August 1999, $10,000 each month from September 1999 to February 2000, and $5,000 per month from March 2000 to February 2001. As part of this agreement, Mr. Sizemore agreed to refer $12,000,000 in loans to the Corporation's subsidiaries. In addition, Mr. Sizemore agreed not to compete directly or indirectly with the Corporation and not to solicit the employment of any employee of the Corporation.

     James A. Taylor, Jr. The Corporation has entered into an employment agreement with James A. Taylor, Jr., dated as of January 1, 1999. Under his employment agreement, Mr. Taylor, Jr. will serve as the Executive Vice President, General Counsel and Secretary of the Corporation and Executive Vice President, General Counsel and Secretary of The Bank. Mr. Taylor, Jr. resigned his position as Executive Vice President, General Counsel and Secretary of the Bank on November 1, 1999. He continues to serve as a director of The Bank. Mr. Taylor, Jr. will receive a base salary of $162,000 per year and is eligible for bonuses. In addition, he is entitled to receive other benefits including a car allowance and country club or athletic club dues and may participate in all other executive compensation plans. The term of the agreement is three years and will be reviewed at least annually by the Corporation's Board of Directors for the extension of the term for an additional three-year period. The agreement was renewed by the Board of Directors of the Corporation on March 15, 2000 for an additional three-year period. If Mr. Taylor, Jr. is terminated for any reason other than

"cause" as defined in the agreement, he shall receive three years base compensation, director's fees and all benefits or their cash equivalents. In addition, he would be entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to Mr. Taylor.

     W. T. Campbell, Jr. During the three-year term of the employment agreement entered into among the Corporation, The Bank and W.T. Campbell, Jr. on October 30, 1998, Mr. Campbell will serve as the Chairman of the Board for The Bank of Sylacauga. Mr. Campbell will receive a minimum annual salary of $135,000. The agreement provides that Mr. Campbell will be entitled to receive other benefits including a life insurance policy and may participate in other executive compensation plans. The agreement is terminable by the Corporation only upon prior notice for a period equal to the remaining term. If Mr. Campbell is terminated for any reason other than "cause" as defined in this agreement, Mr. Campbell shall receive his annual compensation for three years following termination and may not, directly or indirectly, carry on, engage in or solicit similar business with any customer of the Corporation in any county where the Corporation or its subsidiaries do business. Mr. Campbell's contract was renewed as of October 30, 1999 for an additional three-year period.

     John F. Gittings. On October 30, 1998, Mr. Gittings entered into an employment agreement with the Corporation and The Bank for a three-year term. Mr. Gittings serves as Chief Executive Officer of The Bank-Monroeville and receives a minimum annual salary of $100,000. The agreement provides that Mr. Gittings will be entitled to receive other benefits including life insurance, an automobile and may participate in other executive compensation plans. The Corporation may terminate the agreement only upon prior notice for a period equal to the remaining term of the agreement. If Mr. Gittings is terminated for any reason other than "cause" as defined in the agreement, Mr. Gittings shall receive his annual compensation for three years following termination and may not, directly or indirectly, carry on, engage in or solicit similar business with a customer of the Corporation in any county where the Corporation or its subsidiaries do business.

     Marie Swift. On January 1, 1998, The Bank entered into an employment agreement with Marie Swift, a director of the Corporation. Ms. Swift serves as President of The Bank of Warrior. The term of the agreement is for three years and will be reviewed annually by the Board of Directors. Ms. Swift receives a base salary of $100,000 per year plus any bonus which may be approved by The Bank's Board of Directors. In addition, The Bank must provide Ms. Swift an automobile. Ms. Swift's agreement was renewed as of January 1, 2000 for an additional three-year period.

     Johnny Wallis. On January 1, 1998, The Bank entered into an employment agreement with Johnny Wallis, a director of the Corporation. Mr. Wallis serves as Chairman of the Board and Chief Executive Officer of The Bank. The term of the agreement is for three years and will be reviewed annually by the Board of Directors. Mr. Wallis receives a base salary of $100,000. In addition, The Bank must provide Mr. Wallis an automobile.

     David R. Carter. The Corporation has entered into an employment agreement with David R. Carter, effective as of January 1, 2000. Under his employment agreement, Mr. Carter will serve as the Executive Vice President and Chief Financial Officer of the Corporation and Executive Vice President and Chief Financial Officer of The Bank. Mr. Carter will receive a base salary of $162,000 per year and is eligible for bonuses. In addition, he is entitled to receive other benefits including a car allowance and country club or athletic club dues and may participate in all other executive compensation plans. The term of the agreement is three years and will be reviewed at least annually by the Corporation's Board of Directors for the extension of the term for an additional three-year period. If Mr. Carter is terminated for any reason other than "cause" as defined in the agreement, he shall receive three years base compensation, director's fees and all benefits or their cash equivalents. In addition, he would be entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to Mr. Carter.

DIRECTOR COMPENSATION

     Directors of the Corporation receive $1,500 compensation for each meeting of the board attended and a retainer of $1,500 per quarter for serving as directors of the Corporation. Directors are eligible to receive the grant of stock options under the Corporation's Amended and Restated 1998 Stock Incentive Plan.

     The following directors of the Corporation have entered into Deferred Compensation Agreements with the Corporation effective as of September 1, 1999; Andrews, Berte, Campbell, Carter, Dichiara, Durden, Gittings, Hays, House, Jernigan, Jones, Kent, Orso, Ripps, Scrushy, Stephens, Swift, Taylor, Taylor, Jr., Tillman. Taylor, Kent and Jernigan also have Deferred Compensation Agreements with The Bank. These agreements provide that the Corporation will establish and fund investments and Deferral Account for the director as provided in the agreement. Upon termination of a director's employment other than death or following a change in control, the Corporation shall pay the director within 60 days of termination the amount equal to the Deferral Account balance. If the director is terminated following a change in control, the Corporation must pay the director the primary and secondary benefits. The primary benefit is the Deferral Account balance at the end of the Plan year immediately preceding the directors termination of service which is payable to the director in ten equal annual installments. The secondary benefit is the amount equal to the growth in the Deferred Account and must be paid within 60 days of the end of each plan year.

MANAGEMENT MATTERS

     There are no arrangements or understandings known to the Corporation between any of the directors, nominees for director or executive officers of the Corporation and any other person pursuant to which any such person was or is to be nominated or elected as a director or an executive officer except as otherwise disclosed herein. The following directors of the Corporation were elected or nominated to the Board of Directors of the Corporation in connection with certain acquisitions: Steven C. Hays, Randall E. Jones and Mandell
Tillman -- Commerce Bank of Alabama, Inc.; W.T. Campbell, Jr. -- City National Corporation; Earl Durden and Terry DuBose -- Emerald Coast Bancshares Inc.; and Jerry M. Smith -- C&L Banking Corporation and C&L Bank of Blountstown. See "Management of Corporation -- Incumbent Directors and Executive Officers" and "Executive Compensation and Other Information -- Employment Agreements".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Kent, Jr., Striplin, Jr. and Dr. Orso comprise the Compensation Committee. None of the members of the Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

INCENTIVE PLANS

     Corporation Incentive Plan. The objectives of the Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation are to further the growth and development of the Corporation and its subsidiaries by (1) encouraging selected Participants who contribute or are expected to contribute materially to the Corporation's success to obtain proprietary interests in the Corporation to encourage them so as to promote the best interests of the Corporation and (2) affording the Corporation a means of attracting qualified personnel. One million shares of Corporation common stock are covered by the Corporation Incentive Plan. Those shares may be, in whole or in part, authorized but unissued shares or issued shares that have been re-acquired by the Corporation. The Corporation Incentive Plan authorizes the grant of options to purchase Corporation common stock. The options may be qualified as incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the "Code") if so determined at the time of grant. The Corporation Incentive Plan also authorizes other awards including stock appreciation rights, restricted stock and performance shares.

     The Corporation Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Corporation. The Compensation Committee, subject to the approval of the Board of Directors and the provisions of the Corporation Incentive Plan, has full power to determine the types of awards to be granted, to select the individuals to whom awards will be granted, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option, and to determine all other matters relating to the Corporation Incentive Plan. The Corporation Incentive Plan provides that the Compensation Committee will select grantees from among employees, officers, directors, consultants, agents, independent contractors and other persons who contributed or are expected to contribute materially to the success of the Corporation or its subsidiaries.

     The option exercise price of each option shall be determined by the Compensation Committee, but shall not be less than 100% of the fair market value of the shares on the date of grant in the case of incentive options. No incentive option may be granted to any employee who owns, on the date of grant, stock representing in excess of 10% of the combined voting power of all classes of stock of the Corporation or a subsidiary unless the exercise price for stock subject to such options is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. The aggregate fair market value of stock with regard to which incentive options are exercisable by an individual for the first time during any calendar year may not exceed $100,000. The terms and conditions of each option shall be fixed from time to time by the Compensation Committee. As of March 31, 2000, the Compensation Committee has approved grants under the Corporation Incentive Plan of options to purchase 685,500 shares at an exercise price equal to "Fair Market Value" (as defined in the Corporation Incentive Plan) on the date of the grant.

     The Commerce Bank of Alabama Option Plan. On May 4, 1995, the Commerce Bank of Alabama, Inc. shareholders adopted the Commerce Bank of Alabama Incentive Stock Option Plan for the benefit of key employees of Commerce. The Commerce Option Plan authorizes the grant of options to purchase Commerce common stock intended to qualify as Incentive Options and the grant of non-qualified options. The Commerce Option Plan was assumed by the Corporation pursuant to the merger of Commerce with and into The Bank. As of December 31, 1999, there were outstanding options under the Commerce Option Plan to purchase 30,169 shares of Corporation common stock at a price of $6.24 per share.

     The Corporation Executive Incentive Compensation Plan. The Corporation has adopted the Executive Incentive Compensation Plan. Pursuant to this plan, the Corporation will pay to the participants of the Plan a one-time cash bonus in the aggregate amount equal to three percent of the amount that the total market capitalization (as defined in the plan) on the determination date exceeds the total market capitalization on January 5, 2000. The determination date is defined as the earlier of (1) January 5, 2003 or (2) the date on which the Corporation ceases to be publicly traded. James A. Taylor is the only participant of the Executive Incentive Compensation Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General

     The members of the Compensation Committee are Larry D. Striplin, Jr., James Mailon Kent, Jr. and Ronald W. Orso. The Compensation Committee is charged by the Board of Directors with establishing a compensation plan that will enable the Corporation to compete effectively for the services of qualified officers and key employees, to give such employees appropriate incentive to pursue the maximization of long-term stockholder value and to recognize such employees' success in achieving both qualitative and quantitative goals for the benefit of the Corporation and its stockholders. The Compensation Committee makes recommendations as to appropriate levels of compensation for specific individuals, as well as compensation and benefit programs for the Corporation as a whole.

  Compensation Philosophy and Policies for Executive Officers

     As its first principle, the Compensation Committee believes that executives of the Corporation should be rewarded based upon their success in meeting the Corporation's operational goals, improving its earnings and generating returns for its stockholders, and the Compensation Committee strives to establish levels of compensation that take such factors into account and provide appropriate recognition for past achievement and incentive for future success. The Compensation Committee recognizes that the demand for executives with expertise and experience in the banking industry is intense. In order to attract and retain qualified persons, the Compensation Committee believes that the Corporation must offer current compensation at levels consistent with other financial institutions. In addition, the Compensation Committee believes that it is in the best interests of the Corporation's stockholders to offer its executives meaningful equity participation in the Corporation in order that those executives' interests will be aligned with those of the Corporation's stockholders. The Compensation Committee feels that the mix of cash compensation and equity participation will prove to be effective in stimulating the Corporation's executives to meet both long-term and short-term goals.

     The Corporation's compensation program has two distinct elements: base salary and cash and equity-based incentive compensation.

     Base Salary. While the demand for experienced executives in the banking industry continues to grow, the Corporation has been very successful in attracting and retaining key executives. The Corporation believes that its compensation package has been and will continue to be instrumental in its success. The Compensation Committee endeavors to establish base salary levels for key executives that are consistent with those provided for similarly situated executives of other publicly-held financial institutions, taking into account each executive's areas and level of responsibility. The Corporation does not maintain a reference record of where its compensation stands with respect to other publicly-held financial institutions.

     Incentive Compensation. In addition to base salary, the Compensation Committee recommends cash incentive compensation for executives of the Corporation, based upon each executive's success in meeting qualitative and quantitative performance goals established by the Board of Directors and each executive's superiors. Bonus determinations are made on a case-by-case basis, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. In addition to the annual bonus review, the Compensation Committee also believes that exceptional performance by an executive related to specific projects or goals set by the Board of Directors and senior management should be rewarded with special cash bonuses that are awarded from time to time as circumstances indicate. The Compensation Committee believes that this approach is better than determining bonuses on the basis of a formulary approach.

     In addition to cash incentive compensation, the Corporation utilizes equity-based compensation in the form of stock options and other awards to encourage its executives to meet the Corporation's operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to the Corporation's success in enhancing its market value over time, the Committee believes that its stock option programs are effective in aligning the interests of management and stockholders.

     The Compensation Committee determines stock option grants and other awards valued in whole or in part by reference to or otherwise based on the common stock of the Corporation. Under the Corporation's incentive compensation plans, both of which are described above under "Executive Compensation and Other Information -- Incentive Plans," specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to the Corporation's results of operations. Awards are also used to provide an incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities. In evaluating award grants, the Compensation Committee will consider prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in the Corporation will be a strong motivation for the Corporation's executives to pursue the long-term interests of the Corporation and its stockholders, and will promote longevity and retention of key executives. Information relating to stock options granted to the five most highly-compensated executive officers of the Corporation is set forth elsewhere in this Proxy Statement.

     The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly traded Corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly-compensation executives of a corporation during its tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of that term under Section 162(m) of the Internal Revenue Code. The Compensation Committee is aware of the potential effects of the Code. The Committee has chosen not to distort its methodology and application of the factors it believes pertinent so as to ensure that all executive compensation is deductible under Section 162(m). While the Compensation Committee intends that the Corporation's compensation plans will meet, to the extent practical, the prerequisites for deductibility under Section 162(m), if it develops that a portion of the compensation of one or more executive officers is not deductible under Section 162(m), then the Compensation Committee expects that the Corporation would honor its obligations to the executive officers under the compensation arrangements approved by the Compensation Committee.

     The Compensation Committee will continue to review and evaluate compensation programs at least annually. When and where appropriate, the Compensation Committee will consult with independent compensation consultants, legal advisors and the Corporation's public accounting firm with respect to the proper design of the program toward achieving the Corporation's objectives.

     Chief Executive Officer Compensation. The Compensation Committee determines Mr. Taylor's equity-based compensation and reports to the Board of Directors on other compensation arrangements with Mr. Taylor, and recommends to the Board of Directors the level of non-equity incentive compensation that is appropriate for the chief executive officer with respect to each fiscal year of the Corporation. In making such recommendation, the Compensation Committee takes into account the Corporation's performance in the marketplace, its success in meeting strategic goals and its success in meeting monthly and annual performance goals established by the Board of Directors. Again, ultimate compensation decisions are not made in a formulary manner, but in a manner which takes into account the Corporation's competitive position, its position in the financial markets and its ability to achieve its performance goals. The Compensation Committee believes that it is important to ensure that, if Mr. Taylor is successful in leading the Corporation to achieve the goals set by the Board of Directors, his compensation will be at a level commensurate with that of chief executive officers of similarly-situated publicly held financial institutions.

  Conclusion

     The Compensation Committee believes that the compensation of the Corporation's executives during 1999 was appropriate. It is the intent of the Compensation Committee to ensure that the Corporation's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of the Corporation and its stockholders. The Compensation Committee will continue to review and evaluate compensation programs at least annually.

     The foregoing report is submitted by the following directors of the Corporation, comprising all of the members of the Compensation Committee of the Board of Directors.

                                  James Mailon Kent, Jr.
                                  Ronald W. Orso, M.D.
                                  Larry D. Striplin, Jr.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     The Bank, Emerald Coast Bank and C&L Bank have entered into transactions with their directors, executive officers, significant stockholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management of The Bank, Emerald Coast Bank and C&L Bank involve more than normal credit risk or present other unfavorable features.

     On February 12, 1999, Emerald Coast Bancshares, Inc. was merged with and into the Corporation. As a result of the merger, K. Earl Durden and Terry DuBose, who became directors of the Corporation on December 15, 1998, received 205,534 and 85,483 shares of Corporation common stock.

     Emerald Coast Land Management leases 3 branches to Emerald Coast Bank. The rent payments in 1999 totaled $419,342. Emerald Coast Land Management is owned by certain Directors and Officers of Emerald Coast Bank including Terry DuBose and K. Earl Durden.

     James A. Taylor, Chairman of the Board, Chief Executive Officer and President of the Corporation and Chairman of the Board of The Bank, and Larry D. Striplin, Jr., Vice Chairman of the Corporation, are both members of the Board of Directors of Vesta Insurance Group, Inc. ("Vesta"). Effective September 30, 1999,

Vesta entered into secured revolving credit facilities with the Corporation and The Bank in the aggregate amount of $20 million. The loans under these facilities bore interest rates varying from The Bank's Prime Rate to 2% over the interest rate earned on a certificate of deposit provided by Vesta as collateral. On December 30, 1999, Vesta repaid $15 million of the principal amount outstanding under these credit facilities. In connection with the repayment of this debt, the Corporation and Vesta restructured the credit facilities to consist of two lines of credit provided by The Bank as follows: a $5 million unsecured line, all of which was outstanding as of December 31, 1999, and a $10 million secured line of credit, none of which was outstanding as of December 31, 1999. The loans under these new credit facilities bore interest at The Bank's prime rate. Subsequent to December 31, 1999, Vesta repaid the $5 million outstanding on the unsecured line of credit and canceled both credit agreements relating to the lines of credit effective February 29, 2000.

     In November 1999, James A. Taylor, Jr. was employed as Senior Vice President -- Finance of J. Gordon Gaines, Inc., a subsidiary of Vesta. Mr. Taylor, Jr. received an annual base salary of $140,000, 50,000 options to purchase Vesta common stock and a restricted stock award of 25,000 shares.

STOCKHOLDER RETURN COMPARISON

     Below is a line graph comparing the closing price of the Corporation's common stock, the Nasdaq Composite Index and the Nasdaq Financial Index. The following graph assumes $100 invested in the Corporation's common stock and in each index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    BANC CORPORATION, NASDAQ COMPOSITE INDEX
                           AND NASDAQ FINANCIAL INDEX
                     DECEMBER 10, 1998 -- DECEMBER 31, 1999

                                                    BANC CORPORATION         NASDAQ COMPOSITE INDEX      NASDAQ FINANCIAL INDEX
                                                    ----------------         ----------------------      ----------------------
12/10/98                                                 100.00                      100.00                      100.00
12/31/98                                                  99.50                      108.77                      105.98
12/31/99                                                  61.00                      202.44                       97.57

                              PROPOSAL NUMBER TWO

                       AMENDMENT OF STOCK INCENTIVE PLAN

     The Corporation has adopted and amended from time to time the Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation. The Board of Directors of the Corporation has further amended the Corporation Incentive Plan to increase the number of shares of Corporation common stock reserved for issuance under the Corporation Incentive Plan from 1,000,000 to 1,500,000. The amendment is subject to the approval of the stockholders by a majority of those present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. The stockholders are being asked to approve and ratify the Second Amended and Restated 1998 Stock Incentive Plan, which will include the amendment described herein. The Board of Directors of the Corporation has approved this amendment to the Corporation Incentive Plan subject to the receipt of stockholder approval.

     As described in the Compensation Committee Report on Executive Compensation, one of the fundamental components of compensation for the executive officers and employees of the Corporation is incentive compensation. The Compensation Committee has used the Corporation Incentive Plan as its sole means of providing long term growth-related incentives, thus motivating and encouraging officers, directors and employees to pursue the long-term interests of the Corporation and stockholders and to meet operational goals. The Corporation Incentive Plan has also provided the Corporation with greater flexibility in attracting and retaining key executives and employees and has allowed the Corporation to provide incentive compensation opportunities that are competitive with those of other companies. By increasing the number of shares reserved for issuance under the Corporation Incentive Plan, the amendment to this plan will allow the Corporation to continue to achieve and further the goals of the Corporation Incentive Plan in future years. Furthermore, this amendment will ensure that there is a sufficient number of shares available each year for grants to executive officers, employees, directors, consultants, and independent contractors of the Corporation and enable the Corporation to provide incentives to retain its current executive officers and employees and attract other highly qualified executive officers and employees.

     The amendments to the Corporation Incentive Plan will benefit the Corporation by enabling the Compensation Committee to provide appropriate incentives to the Corporation's current and prospective executive officers, director, employees, agents, independent contractors and others.

PLAN SUMMARY

     The features of the Corporation Incentive Plan are summarized under "Incentive Plans." The summary is qualified in its entirety by reference to the specific provision of the Corporation Incentive Plan, as proposed to be amended, which is set forth as Appendix A to this Proxy Statement.

     The Corporation Incentive Plan is administered by the Compensation Committee and is designed to provide for several types of awards, including the grant of stock options, restricted stock awards, stock appreciation rights and performance shares. Directors, executive officers, key employees, consultants, agents, independent contractors and other persons may participate in the Corporation Incentive Plan in the discretion of the Compensation Committee. The Compensation Committee has the sole authority and discretion to determine the types of awards granted and terms, conditions, restrictions and provisions relating to each award at the time of grant.

     The Corporation Incentive Plan provides for the grant of options to purchase shares of Common Stock at exercise prices which are not less than the fair market value of the shares of Common Stock on the date of grant. The Compensation Committee sets the term and conditions of each option on the date of grant; however, the term may not exceed ten years from the date of grant. The Compensation Committee may grant incentive or nonqualified options.

     Upon the exercise of options, the option exercise price must be paid in full in cash or other form acceptable to the Corporation or by delivery of shares of Common Stock owned by the optionholder and acceptable to the Compensation Committee having a fair market value that is equal to the exercise price.

     The Corporation may also grant awards of stock appreciation rights, restricted stock and performance shares. The Compensation Committee will determine the terms and conditions of each award of stock appreciation rights, restricted stock or performance shares at the time of grant. The terms of each such grant will be set forth in the appropriate award agreements.

     As of April 15, 2000, the Corporation had granted options to purchase 685,500 shares of Corporation Common Stock

NAME AND POSITION                                             NUMBER OF OPTIONS
-----------------                                             -----------------
James A. Taylor.............................................       200,000
Terry DuBose................................................        50,000
James A. Taylor, Jr.........................................        65,000
David R. Carter.............................................        65,000
Robert S. McKean............................................        25,000
                                                                   -------
Executive Officers as a Group...............................       405,000
Directors (non employees)...................................       120,000
Non-Executive Officer Employees.............................       160,500
                                                                   -------
          Total.............................................       685,500
                                                                   =======

FEDERAL INCOME TAX CONSEQUENCES

     The following statements are based on current interpretations of existing federal income tax laws and represent only a general summary of some of the applicable provisions.

     Stock Options. Generally, there are no federal income tax consequences either to the optionholder or to the Corporation upon the grant of a stock option. On exercise of an incentive stock option, the optionholder will not recognize any income and the Corporation will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionholder under the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended. The Corporation will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionholder will be treated as capital gain. However, if the optionholder disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionholder will recognize compensation income and the Corporation will be entitled to a deduction for tax purposes in the amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). On exercise of a nonqualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will generally be taxable to the optionholder as compensation income and will generally be deductible for tax purposes by the Corporation. The disposition of shares acquired upon exercise of a nonqualified stock option will generally result in a capital gain or loss for the optionholder, but will have not tax consequences for the Corporation.

     Stock Appreciation Rights. The grant of an SAR would not result in income for the grantee or in a deduction for the Corporation. Upon the exercise of an SAR, the grantee would recognize ordinary income and the Corporation would be entitled to a deduction measured by the fair market value of the shares plus any cash received.

     Restricted Stock. The grant of restricted stock should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to a "substantial risk of forfeiture" as intended by the Corporation. If there are not such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income, and the Corporation would be entitled to a deduction measured by the fair market value of the shares at the time of lapse.

     Performance Shares. The grant of performance shares would not result in income for the grantee or in a deduction for the Corporation. Upon exercise of performance shares, the grantee would recognize ordinary income and the Corporation would be entitled to a deduction measured by the fair market value of the shares. The Corporation is entitled to a deduction for any compensation income taxed to the recipient.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE CORPORATION INCENTIVE PLAN.

                             PROPOSAL NUMBER THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Corporation's Board of Directors has reappointed Ernst & Young LLP, Birmingham, Alabama, as independent auditors to audit the Corporation's financial statements for the current fiscal year. Management expects representatives of Ernst & Young LLP to be present at this Meeting. They will have an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     On June 16, 1998, the Board of Directors of the Corporation approved the engagement of Ernst & Young LLP as its independent auditors for the three years ending December 31, 1998, to replace the firm of Dudley, Hopton-Jones, Sims & Freeman PLLP who were the auditors of Warrior Capital Corporation ("Warrior"), the predecessor of the Corporation. The reports of Dudley, Hopton-Jones, Sims & Freeman PLLP on Warrior's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of Warrior Capital Corporation's financial statements for each of the two fiscal years ended December 31, 1997, and in the subsequent interim period, there were no disagreements with Dudley, Hopton-Jones, Sims & Freeman PLLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Dudley, Hopton-Jones, Sims & Freeman PLLP would have caused Dudley, Hopton-Jones, Sims & Freeman PLLP to make reference to the matter in their report. The Corporation has requested Dudley, Hopton-Jones, Sims & Freeman PLLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements and Dudley, Hopton-Jones, Sims & Freeman has provided such letter.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
                                OF STOCKHOLDERS

     Stockholders' proposals intended to be presented at the 2001 Annual Meeting of Stock holders must be received by the Corporation no later than January 1, 2001, to be considered for inclusion in the Corporation's Proxy Statement and form of proxy for that meeting. A stockholder of the Corporation may wish to have a proposal presented at the annual meeting of stockholders to be held in 2000, but not to have such proposal included in the Corporation's proxy statement and form proxy relating to that meeting. If notice of any such proposal is not received by the Corporation at the address appearing on the first page of this proxy statement by April 1, 2000, then the Corporation will not address the proposal in its proxy statement relating to that meeting, and all proxies solicited and received by the Corporation's Board of Directors will be deemed to have confirmed discretionary authority to vote on any such proposal.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Corporation does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgments on such matters.

     Please SIGN, DATE and RETURN the enclosed Proxy promptly.

                                          By Order of the Board of Directors,

                                          /S/ JAMES A. TAYLOR, JR.

                                          JAMES A. TAYLOR, JR.
                                          Secretary

Birmingham, Alabama
May 1, 2000

                                                                      APPENDIX A

             SECOND AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
                            OF THE BANC CORPORATION

1. Establishment, Purpose and Duration of the Plan.

     (a) Establishment and Purpose. The Banc Corporation, a Delaware corporation (the "Company") hereby establishes an incentive compensation plan to be known as the "Second Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation" (the "Plan"), as set forth herein. The purpose of the Plan is to further the growth and development of the Company and its direct and indirect subsidiaries (each a "Subsidiary" and collectively, "Subsidiaries") by encouraging selected employees, directors, consultants, agents, independent contractors and other persons who contribute or are expected to contribute materially to the Company's success (collectively, "Participants") to obtain a proprietary interest in the Company through the ownership of stock or receipt of performance-based incentives, thereby providing such persons with added incentives to promote the best interests of the Company and affording the Company a means of attracting to its service persons of outstanding ability.

     (b) Effective Date and Duration. The Plan shall be effective on June 1, 1998, the date of its adoption by the Board of Directors of the Company (the "Effective Date"), and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to the provisions hereof, until all shares of Common Stock of the Company subject to the Plan have been purchased or acquired pursuant to the provisions hereof; provided, however, that in no event may an Award of an Incentive Option (as such terms are defined in Sections 2 and 5(a) hereof, respectively) be granted under the Plan after June 1, 2008, although an Incentive Option granted prior thereto may extend beyond such date.

2. Stock Subject to the Plan. An aggregate of 1,500,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), shall be reserved for issuance under the Plan pursuant to the exercise of Options (as defined in Section 5 hereof) or SARs (as defined in Section 6(a) hereof) or as Restricted Stock (as defined in Section 6(b) hereof) or Performance Shares (as defined in
Section 6(c) hereof) (such Options, SARS, Restricted Stock and Performance Shares are hereinafter collectively referred to as "Awards"). Such shares of Common Stock may be, in whole or in part, authorized but unissued shares or issued shares which have been reacquired by the Company. If, for any reason, an Option or SAR shall lapse, expire or terminate without having been exercised in full, or if Restricted Stock or Performance Shares are forfeited, the unused shares of Common Stock covered by such Option, Restricted Stock or Performance Shares, or the number of shares of Common Stock upon which the SAR is based, shall again be available for Awards under the Plan.

3. Adjustments Upon Changes in Capitalization. If at any time after the date of grant of an Award, the Company shall by stock dividend, split-up, combination, reclassification or exchange, or through merger, consolidation or otherwise, change its shares of Common Stock into a different number or kind or class of shares or other securities or property, then the number of shares available for grant under the Plan or subject to outstanding Awards and, with respect to an Award, the price thereof, as applicable, shall be appropriately adjusted by the Compensation Committee (as defined in Section 4(a) hereof), in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of shares of Common Stock subject to any Award shall always be a whole number.

4. Administration.

     (a) Administration by Compensation Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company ("Compensation Committee"). The Compensation Committee shall be composed of at least two Non-Employee Directors, in accordance with Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, or any successor rule thereto.

     (b) Powers of Compensation Committee. The Compensation Committee shall administer the Plan and, subject to the provisions of the Plan and of the Certificate of Incorporation and Bylaws of the Company, shall have sole authority in its discretion to determine the types of Awards to be granted, the persons to whom, and the time or times at which, Awards shall be granted, and the terms, conditions, and provisions of, and restrictions relating to, each Award, including, without limitation, vesting provisions, and applicable performance criteria. In making such determinations, the Compensation Committee may take into account the nature of the services rendered by such Participants, their present and potential contributions to the Company's success and such other factors as the Compensation Committee in its sole discretion may deem relevant. The Compensation Committee shall also have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating thereto, to establish procedures deemed appropriate for the administration thereof, to determine the terms and provisions of the respective agreements, which evidence the Awards that are granted (collectively, "Award Agreements"), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be conclusive and not subject to review. All determinations and decisions made by the Compensation Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, directors, officers, employees, Participants, and their respective estates and beneficiaries.

     (c) Definition of "Change in Control." For purposes of the Plan, a "Change in Control" shall mean any of the following events: (i) the acquisition at any time by a "person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) of beneficial ownership (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the combined voting power in the election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, the individuals who at the beginning of such period constituted a majority of the Board of Directors cease, for any reason other than death, disability or retirement, to constitute a majority of the Board of Directors, unless the election of or nomination for election of each new director during such period was approved by a vote of at least a majority of the directors still in office who were directors at the beginning of the period;
(iii) approval by the stockholders of the Company of any sale or disposition of substantially all of the assets or earning power of the Company; or (iv) approval by the stockholders of the Company of any merger, consolidation, or statutory share exchange to which the Company is a party and as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred in accordance with the foregoing, the Board of Directors, by vote of at least 75% of the entire membership of the Board of Directors, determines that the event otherwise qualifying as a Change in Control shall not be treated as a Change in Control hereunder. Each determination concerning whether an event constitutes a Change in Control under an Award Agreement shall be made in a consistent manner as to the particular event with respect to all Award Agreements of all Participants in effect at the time of the event.

5. Options.

     (a) General. The Company may grant options to purchase shares of Common Stock ("Options") subject to the provisions of this Plan and the applicable Award Agreement. The Compensation Committee shall determine whether all or any portion of such Options shall be incentive stock options ("Incentive Options") qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or stock options which do not so qualify ("Nonqualified Options"). Both Incentive Options and Nonqualified

Options may be granted to the same person at the same time; provided, however, that each type of Option is clearly designated. Incentive Options shall have a term of not more than ten years.

     (b) Exercise of Options. The exercise of an Option shall be contingent upon the Company's receipt from the holder thereof of a written representation that at the time of such exercise it is the optionee's then present intention to acquire the shares of Common Stock subject to the Option for investment and not with a view to the distribution or resale thereof (unless a registration statement covering such shares of Common Stock shall have been declared effective by the Securities and Exchange Commission), and an Option may not be exercised for less than ten shares at any one time (or the remaining shares then purchasable if less than ten) and may not be exercised for fractional shares of Common Stock. No shares of Common Stock shall be issued upon exercise of an Option until full payment therefore has been made and any withholding obligations of the Company have been satisfied. The proceeds received by the Company upon exercise of an Option shall be added to the Company's working capital and be available for general corporate purposes.

     (c) No Rights as a Stockholder. The holder of an Option shall have none of the rights of a stockholder with respect to the shares of Common Stock purchasable upon exercise of the Option until a certificate for such shares shall have been issued to the holder upon due exercise of the Option.

     (d) Incentive Options. Incentive Options may be granted only to employees (including officers) of the Company or any Subsidiary; provided, however, that Incentive Options may not be granted to any person who, at the time the Incentive Option is granted, owns (or is considered as owning within the meaning of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary (a "ten percent Owner"), unless at the time the Incentive Option is granted, the exercise price is at least 110% of the Fair Market Value (as defined in Section 7 hereof) of the Common Stock and such Incentive Option by its terms is not exercisable subsequent to five years from the date of grant. A director or other person who is not an employee of the Company or of a Subsidiary is not eligible to receive Incentive Options under the Plan. The aggregate Fair Market Value (determined on the date the Award is granted) of Common Stock with respect to which Incentive Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. The exercise price of an Incentive Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant or 110% of Fair Market Value in the case of Incentive Options granted to a ten percent Owner.

     (e) Nonqualified Options. Options may be granted to any Company employees (including employees who have been granted Incentive Options), directors, consultants, agents, independent contractors and other persons whom the Compensation Committee determines will contribute to the Company's success.

     (f) Substitute Options. Notwithstanding any other provision of this Plan, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become employees of the Company or any Subsidiary on account of such transaction may be granted Options in substitution for the options granted by such former employer. If such substitute Options are granted, the Compensation Committee, in its sole discretion, consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

6. Other Awards.

     (a) SARs. The Company may grant stock appreciation rights ("SARs"), subject to the provisions of this Plan and the applicable Award Agreement. An SAR shall constitute the right of the Participant to receive an amount equal to the appreciation, if any, in the Fair Market Value of a share of Common Stock from the date of grant of such right to the date of payment. Upon exercise of the SAR, the Company shall pay such amount in cash or shares of Common Stock of equivalent value or in some combination thereof (as determined by the Compensation Committee) as soon as practicable after the date on which such election is made in accordance with the Award Agreement evidencing the SAR.

     (b) Restricted Stock. The Company may grant shares of restricted Common Stock ("Restricted Stock") under the Plan, subject to the provisions of this Plan and the applicable Award Agreement. Restricted

Stock shall be subject to forfeiture provisions and such other restrictive terms and conditions as may be determined by the Compensation Committee in its sole discretion and set forth in the applicable Award Agreement pursuant to which such Restricted Stock is issued, and shall not be transferable until all such restrictions and conditions (other than securities law restrictions) have been satisfied. Restricted Stock shall be issued and delivered at the time of grant or at such other time as is determined by the Compensation Committee. Certificates evidencing shares of Restricted Stock shall bear a restrictive legend referencing the risk of forfeiture and the non-transferability of such shares. The Compensation Committee may, in its sole discretion, require the automatic deferral of dividends or reinvestment of dividends for the purchase of additional shares of Restricted Stock. During the period of restriction as set forth in the Award Agreement, the Participant owning shares of Restricted Stock may exercise full voting rights with respect to such shares.

     (c) Performance Shares. The Company may grant the right to receive shares of Common Stock subject to the attainment of performance objectives determined by the Compensation Committee in its sole discretion ("Performance Shares"), subject to the provisions of this Plan and the applicable Award Agreement. The performance goals to be met over a specified period (the "Performance Period"), the amount of payment to be made if the performance goals or other conditions are met and additional terms and conditions of the issuance of Performance Shares shall be determined by the Compensation Committee and set forth in the applicable Award Agreement. The value of a Performance Share at any time shall be the Fair Market Value of a share of common stock at such time. An Award of Performance Shares shall be expressed in terms of shares of Common Stock. After the completion of a Performance Period, the performance of the Company, subsidiary, division or individual, as the case may be, shall be measured against the performance goals or other conditions, and the Compensation Committee shall determine whether all, none or a portion of an Award shall be paid. The Compensation Committee shall pay any earned Performance Shares as soon as practicable after they are earned in the form of cash, Common Stock of equivalent value or in some combination thereof (as determined by the Compensation Committee) having an aggregate Fair Market Value equal to the value of the earned Performance Shares as of the date they are earned. Any Common Stock used to pay earned Performance Shares may be issued subject to any restrictions deemed appropriate by the Compensation Committee. In addition, the Compensation Committee, in its discretion, may cancel any earned Performance Shares and grant Options to the Participant which the Compensation Committee determines to be of equivalent value based on a conversion formula stated in the applicable Award Agreement. The Compensation Committee, in its discretion, may also grant dividend equivalent rights with respect to earned but unpaid Performance Shares as evidenced by the applicable Award Agreement. Performance Shares shall have no voting rights.

7. Fair Market Value.

     (a) Periods During Which Common Stock is Publicly Traded. For purposes of the Plan, the "Fair Market Value" as of any date means (i) with respect to an Award of an Incentive Option and an Award which is intended to qualify under the "performance-based exception" set forth in section 162(m) of the Code, the average of the high and low sales price of a share of Common Stock on such date as reported by any national securities exchange or the Nasdaq National Market System ("Nasdaq") on which the Common Stock is actively traded or, if no Common Stock is traded on such exchange or Nasdaq on such date, then on the next preceding date on which any Common Stock was traded on such exchange or Nasdaq; and (ii) with respect to all other Awards, the closing sales price of a share of Common Stock on such date as reported by any national securities exchange on which the Common Stock is actively traded or, if no Common Stock is traded on such exchange or Nasdaq on such date, then on the next preceding date on which any Common Stock was traded on such exchange or Nasdaq.

     (b) Periods During Which Common Stock is Not Publicly
Traded. Notwithstanding subsection (a) above with respect to any date on which the Common Stock (or Common Stock convertible therefrom) is not listed or traded as set forth in subsection (a), above, "Fair Market Value" for a share of Common Stock as of any date of reference hereunder (the "Determination Date") shall be the value per share of Common Stock as determined by the most recent appraisal conducted by a professional independent appraiser engaged by the Company for the purpose of determining Fair Market Value under the Plan, which appraisal is as of a date within 12 months prior to the Determination Date or, if no such appraisal has been made during such prior

12-month period, the highest of (i) the book value of the Common Stock as of the last day of the Company's fiscal year next preceding the Determination Date,
(ii) the average price per share of the Common Stock paid by all persons (other than Participants) during the 12 months prior to the Determination Date in arms-length transactions with the Company, or (iii) the fair market value per share of the Common Stock as determined by the Compensation Committee as of the Determination Date. Notwithstanding the preceding, in the case of the occurrence of a Change in Control involving the Company, for the period beginning with the Change in Control and extending until the one-year period following the Change in Control, Fair Market Value shall equal (x) in the case of a Change in Control involving the sale of Common Stock to an entity, person or group, the average price per share of Stock paid by the entity, person or group for the shares of Common Stock purchased by such entity, person or group in the 12-month period ending on the Change in Control date or, (y) in the case of a Change in Control involving the sale of substantially all of the assets of the Company, the amount per share of Common Stock which each holder of record of Common Stock immediately following such sale would receive as a liquidation distribution.

     (c) Material Changes Affecting Fair Market Value. Notwithstanding subsection (b) above, if, as of any Determination Date, subsection (a) above is inapplicable and, because of material events occurring prior to the Determination Date but subsequent to an event to be used to assess Fair Market Value under subsection (b) above, the Compensation Committee believes in its sole and absolute discretion that a business development or other event has occurred indicating that the amount otherwise determined under subsection (b) above does not accurately reflect the fair market value of the Common Stock as of the Determination Date, the Compensation Committee has the right in its discretion, but not the obligation, to obtain an independent appraisal of the Common Stock as of the Determination Date, and such independent appraisal shall be conclusive to determine Fair Market Value as of the Determination Date. Pending any such determination by an independent appraiser, any payments due hereunder that require Fair Market Value assessment shall be delayed until the appraisal is complete.

8. Payment and Withholding.

     (a) Payment. Upon the exercise of an Option or Award that requires payment by a Participant to the Company, the amount due to the Company shall be paid in cash or by check payable to the order of the Company for the full purchase price of the shares of Common Stock for which such election is made. Except as otherwise provided by the Compensation Committee before the Option is exercised all or a part of the exercise price may be paid by the Participant by delivery of shares of the Company's Common Stock owned by the Participant and acceptable to the Compensation Committee having an aggregate Fair Market Value (valued at the date of exercise) that is equal to the amount of cash that would otherwise be required.

     (b) Withholding. The Company shall have the right to deduct from all Awards paid any federal, state, local or employment taxes that the Company deems are required by law to be withheld with respect to such payments. Whenever shares of Common Stock are to be issued in satisfaction of the exercise of an Award, the Company shall have the right to require the Participant (or legal representative, as applicable) to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements or make other arrangements therefore prior to the delivery of any certificate or certificates for such shares. At the election of the Participant, and subject to such rules and limitations as may be established by the Compensation Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of the Company's Common Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.

9. Non-Transferability of Awards. Except by the laws of descent and distribution or as provided in an Award Agreement, no benefit provided under this Plan shall be subject to alienation, assignment or transfer by the Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature, and any attempted alienation, assignment, attachment or transfer shall be void and of no effect whatsoever and, upon any such attempt, the benefit shall expire and lapse. Each Participant may, from time to time, designate any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of the Participant's death before the participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate. Shares of Common Stock shall be delivered only to the Participant entitled to receive the same or to the Participant's authorized legal representative. Deposit of any sum in any financial institution to the credit of any Participant (or of any person entitled to such sum pursuant to the terms of this Plan) shall constitute payment to that Participant (or such person).

10. Termination of Employment; Acceleration of Vesting.

     (a) Options. Upon termination of employment for any reason other than death, Disability (as defined below in this subsection 10(a)), Retirement or a Change in Control, any Incentive or Nonqualified Option held by the Participant shall expire on the earlier of (i) the last day of the term of the Option or
(ii) the date which is three months after the date of termination of such employment. Upon termination of employment by reason of death, Disability or Retirement, the Option held by such Participant shall expire on the earlier of
(w) the last day of the term of the Option or (x) the date which is one year after the date of termination of such employment. Upon termination of employment by reason of a Change in Control, the Option held by such Participant shall expire on its original expiration date. The term "Disability" with respect to a Participant means physical or mental inability to perform the normal duties of his employment or engagement as determined, after examination of the Participant by a physician, selected by the Compensation Committee; provided, however, that if such Participant fails or refuses to cooperate in such examination, the determination of his Disability shall be made by the Compensation Committee in its sole discretion. The term "Retirement" with respect to a Participant means the Participant's termination of employment in a manner which qualifies the Participant to receive immediately payable retirement benefits under any retirement plan adopted or hereafter adopted by the Company, or which in the absence of any such retirement plan is determined by the Compensation Committee to constitute retirement.

     An installment of a Participant's Option shall not become exercisable on the otherwise applicable vesting date of such Award if the Participant's date of termination occurs on or before such vesting date. Notwithstanding the foregoing sentence, an Option shall become fully and immediately exercisable upon (y) the death or Disability of the Participant or (z) or the occurrence of a Change of Control.

     (b) SAR's. Upon termination of employment for any reason other than death, Disability, Retirement or a Change in Control, an SAR held by the Participant shall expire on the earlier of (i) the last day of the term of the Option or
(ii) the date which is three months after the date of termination of such employment. Upon termination of employment by reason of death, Disability or Retirement, the SAR held by such Participant shall expire on the earlier of (w) the last day of the term of the SAR or (x) the date which is one year after the date of termination of such employment. Upon termination of employment by reason of a Change in Control, the SAR held by such Participant shall expire on its original expiration date.

     An installment of an SAR shall not become exercisable on the otherwise applicable vesting date if the Participant's date of termination occurs before such vesting date. Notwithstanding the foregoing sentence, an SAR shall become fully and immediately exercisable upon (y) the death or Disability of the Participant or (z) the occurrence of a Change in Control.

     (c) Restricted Stock. If the Participant's date of termination does not occur during the restricted period set forth in the Award Agreement (the "Restricted Period"), then, at the end of the Restricted Period, the Participant shall become vested in the shares of Restricted Stock, and shall own the shares free of all restrictions otherwise imposed. The Participant shall become vested in the shares of Restricted Stock, and become owner of the shares free of all restrictions otherwise imposed by this Agreement, prior to the end of the Restricted Period if the Participant's date of termination occurs by reason of the Participant's death, Disability or a Change in Control.

     Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the expiration of the Restricted Period or, if earlier, until the Participant is vested in the shares. Except as otherwise provided in this subsection 10(c), if the Participant's date of termination occurs prior to the end of the Restricted Period, the Participant shall forfeit the Restricted Stock as of the Participant's date of termination.

     (d) Performance Shares. If the Participant's employment with the Company terminates during the Performance Period because of the Participant's Retirement, Disability, or death, the Participant shall be entitled to a prorated value of the Performance Shares earned, determined at the end of the Performance Period, and based on the ratio of the number of days the Participant is employed during the Performance Period to the total number of days in the Performance Period. If a Change in Control occurs during the Performance Period, and the Participant's date of termination does not occur before the Change in Control date, the Participant shall earn the Performance Shares that would have been earned by the Participant in accordance with the terms of the Award as if 100% of the Performance measures set forth in the Award Agreement for the Performance Period had been achieved, but prorated based on the ratio of the number of days the Participant is employed during the Performance Period through the date of the Change in Control, to the total number of days in the Performance Period.

     (e) Forfeiture by Reason of Misconduct. Notwithstanding any other provision hereof to the contrary, if the Compensation Committee determines that a Participant has committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty or deliberate disregard of any rules of the Company or any Subsidiary which results in loss, damage or injury to the Company or any Subsidiary, neither the Participant nor his representative or estate shall be entitled to exercise any Award. In making such determination, the Compensation Committee shall act fairly and shall give the Participant an opportunity to appear before the Compensation Committee and present evidence on his behalf.

11. Deferrals. The Compensation Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Compensation Committee shall, in its sole discretion, establish rules and procedures for such payment deferral.

12. No Right to Continued Employment or Engagement. Nothing contained in this Plan or in any Award Agreement shall confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or obligate the Company or any Subsidiary to continue the engagement of any Participant or interfere in any way with the right of the Company or any such Subsidiary to terminate such Participant's employment or engagement at any time.

13. Vesting of Rights Under Awards. Nothing contained in the Plan or in any resolution adopted by the Board of Directors shall constitute the vesting of any rights under any Award. The vesting of such rights shall take place only pursuant to a written Award Agreement with respect to such Award, in form and substance satisfactory to the Company, which shall be duly executed and delivered by and on behalf of the Company and the Participant to whom the Award shall be granted.

14. Agreement to Refrain from Sales. Holders of Options, Restricted Stock and Performance Shares shall agree, pursuant to the applicable Award Agreement, to refrain from selling or offering to sell the shares of Common Stock issuable upon exercise of the Options or the unrestricted shares of Common Stock upon termination of the forfeiture and other restrictive provisions of the Restrictive Stock and Performance Shares for such reasonable period of time after the effective date of any registration statement relating to an underwritten offering of securities of the Company, as may be requested by the managing underwriter of such underwritten offering and approved by the Board of Directors.

15. Termination, Amendment and Modification. The Board of Directors or the Compensation Committee may at any time and from time to time alter, amend, suspend or terminate this Plan in whole or in part, except (i) without such stockholder approval as may be required by law, no such action may be taken which changes the minimum Incentive Option price, increases the maximum term of Incentive Options, materially increases the benefits accruing to Participants receiving Incentive Options hereunder, materially increases the number of securities which may be issued pursuant to Incentive Options, extends the period for granting Incentive

Options past the tenth anniversary of the initial effective date of the Plan or materially modifies the requirements as to eligibility for receipt of Incentive Options hereunder, and (ii) without the consent of the Participant to whom any Award shall theretofore have been granted, no such action may be taken which adversely affects the rights of such Participant concerning such Award, except to the extent such action is required by statute, or rules and regulations promulgated thereunder, or as otherwise permitted hereunder.

16. Indemnification. Each person who is or at any time serves as a member of the Compensation Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the charter or bylaws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

17. Reliance On Reports. Each member of the Compensation Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, any independent appraisal of the Common Stock and any other information furnished in connection with this Plan. In no event shall any such person be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if on good faith, all consistent with and subject to the requirements of Section 141(e) of the General Corporation Law of the State of Delaware.

18. Miscellaneous.

     (a) Gender and Number. Whenever the context so requires, the singular shall include the plural and the plural shall include the singular and the gender of any pronoun shall include the other gender.

     (b) Severability. The invalidity of this Plan with respect to one or more persons shall not affect the rights and obligations of any other person hereunder in any manner whatsoever. The invalidity of one or more provisions of this Plan shall not affect the validity of any other provision of this Plan in any manner whatsoever as long as the fundamental benefits and obligations of the parties hereto are not materially modified by such invalidity.

     (c) Requirements of Law. The granting of Awards and the issuance of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

     (d) Governing Law. All matters relating to this Plan or to Awards granted hereunder shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws thereof, except to the extent preempted by the laws of the United States.

PROXY                         THE BANC CORPORATION                         PROXY

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE BANC CORPORATION
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2000

    The undersigned hereby appoints James A. Taylor and David R. Carter, either one of whom may act without joinder of the other, with full power of substitution and ratification, attorneys-in-fact and Proxies of the undersigned to vote all shares of common stock of The Banc Corporation which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders to be held at 3:00 p.m. on Tuesday, June 20, 2000, at the principal executive offices of the Corporation at 17 North 20th Street, Birmingham, Alabama 35203, and at any and all adjournments thereof:

1. ELECTION OF DIRECTORS. To elect as Directors for a three-year term ending on the date of the Annual Meeting of Stockholders in 2003 the following individuals:

                Peter N. Dichiara                Jerry M. Smith
                Steven C. Hays                   Michael E. Stephens
                Larry R. House                   Marie Swift
                Randall E. Jones                 Johnny Wallis
                Richard M. Scrushy

              [ ]  FOR                                [ ]  AGAINST

INSTRUCTIONS: To withhold vote for any individual(s) nominated as Directors in
Item 1 above write names below:

--------------------------------------------------------------------------------

2. APPROVAL OF THE SECOND AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN OF THE BANC CORPORATION. To approve and ratify the Second Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation.

              [ ]  FOR                                [ ]  AGAINST

3. RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appoint of Ernst & Young LP as independent auditors for 2000.

              [ ]  FOR                                [ ]  AGAINST

4. In their discretion, Proxies are authorized to vote upon such other business as may properly come before the 2000 Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR ALL PROPOSALS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES AND FOR ALL PROPOSALS.

                                                  Dated:                  , 2000
                                                     ----------------------

                                                  ------------------------------
                                                  (Print Name)

                                                  ------------------------------
                                                  (Signature of Stockholder(s)

                                                  PLEASE DATE, SIGN AND RETURN
                                                  THIS PROXY TO THE CORPORATION
                                                  IN THE ENCLOSED ENVELOPE.
                                                  THANK YOU.